BDO Seidman, LLP
Accountants and Consultants

7101 Wisconsin Avenue, Suite 800
Bethesda, Maryland 20814-4868
Telephone: (301) 654-4900
Fax: (301) 654 3567

August 21, 2007

Securities and Exchange Commission
100 F Street N.E.
Washington, D.C. 20549

We have been furnished with a copy of the response to Item 4.01 of Form 8-K for the event that occurred on August 15, 2007, to be filed by our former client, the Paradigm Solutions Inc. We agree with the statements made in response to that Item insofar as they relate to our Firm.

Very truly yours,

BDO Seidman, LLP

cc: Mr. Frank Ryan , Audit Committee Chair
Mr. Peter B. LaMontagne, President
Mr. Richard Sawchak, Chief Financial Officer